As filed with the Securities and Exchange Commission on April 9, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GenCorp Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	34-0244000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Highway 50 and Aerojet Road Rancho Cordova, CA 95742 (916) 355-4000 (Address of Principal Executive Offices)
GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan
(Full title of the plan)

Kathleen E. Redd
Vice President, Chief Financial Officer and Secretary
Highway 50 and Aerojet Road
Rancho Cordova, CA 95742
(916) 355-4000

(Name, Address, and Telephone Number of Agent for Service)

P.O. Box 537012 Sacramento, CA 95853-7012 (Mailing Address)

Copy to:
Steve Wolosky, Esq. Jeffrey S. Spindler, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street New York, NY 10022-1106 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                                                                           Accelerated filer ☒
Non-accelerated filer ☐                                                                           Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common stock, par value $0.10 per share	1,500,000	$5.89	$8,835,000	$629.94

(1)
The Registrant previously registered 500,000 shares that may be issued pursuant to the GenCorp 2009 Equity and Performance Incentive Plan as described in the Explanatory Note below. This filing is made solely to register 1,500,000 additional shares which may be issued pursuant to the GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares of Common Stock of the Registrant that may be offered pursuant to the anti-dilution provisions set forth in the GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan.

(2)
Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are calculated based on the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on April 7, 2010.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant, GenCorp Inc., for the purpose of registering 1,500,000 shares of common stock, par value $0.10 per share, issuable under the GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan (the “Plan”), pursuant to General Instruction E on Form S-8 (Registration of Additional Securities).  The Registrant previously registered 500,000 shares of its common stock pursuant to the Plan, filed on Form S-8 Registration Statement (File No. 333-158870).  Such previously filed Form S-8 Registration Statement (File No. 333-158870) is incorporated herein by reference and made a part hereof. The stockholders of the Registrant approved an amendment to the Plan for the purpose of adding an additional 1,500,000 shares of common stock, at the annual meeting of stockholders on March 24, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this prospectus:

•
Our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 filed with the SEC on February 4, 2010 (other than the “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures about Market Risks” and financial statements and schedules therein, which have been superseded by the “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures about Market Risks” and financial statements and schedules in the Current Report on Form 8-K filed with the SEC on April 9, 2010);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2010 filed with the SEC on March 26, 2010;

•
Our Current Reports on Form 8-K filed with the SEC on December 21, 2009, January 6, 2010, January 21, 2010, February 3, 2010, March 19, 2010, March 26, 2010, March 29, 2010, April 7, 2010, and April 9, 2010; and

•
The description of the Registrant’s capital stock contained in its Registration Statement on Form 10 filed on May 20, 1935 under the Securities Exchange Act of 1934, as amended, as amended by Amendment No. 1 on Form 8, dated March 29, 1989 (File No. 1-1520).

Additionally, all documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to us at the following address or telephoning us at (916) 355-4000:

GenCorp Inc.
P.O. Box 537012
Sacramento, CA 95853-7012
Attention: Corporate Secretary

The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC.  You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our SEC filings are also available on our website at www.GenCorp.com.

Item 8. Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1	GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan.

5.1	Opinion of Ulmer & Berne LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ulmer & Berne LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of April, 2010.

GENCORP INC.

By:	/s/ Scott J. Seymour
Name:	Scott J. Seymour
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY	DATE

/s/ Scott J. Seymour
Scott J. Seymour	President, Chief Executive Officer and Director (principal executive officer)	April 9, 2010

/s/ Kathleen E. Redd
Kathleen E. Redd	Vice President, Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	April 9, 2010

*
James R. Henderson	Chairman of the Board of Directors	April 9, 2010

*
Warren G. Lichtenstein	Director	April 9, 2010

*
David A. Lorber	Director	April 9, 2010

*
James H. Perry	Director	April 9, 2010

*
Martin Turchin	Director	April 9, 2010

*
	Robert C. Woods	Director	April 9, 2010

*
	Thomas A. Corcoran	Director	April 9, 2010

*	/s/ Kathleen E. Redd
	Kathleen E. Redd	Attorney-in-Fact pursuant to Power of Attorney	April 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan.*

5.1	Opinion of Ulmer & Berne LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Ulmer & Berne LLP (included in its opinion filed as Exhibit 5.1).*

24.1	Power of Attorney. *
_______________
*Filed herewith.